UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015 (September 18, 2015)

First Data Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

225 Liberty Street, 29th Floor

New York, New York 10281

(Address of principal executive offices, including zip code)

(800) 735-3362

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreement with Chairman and Chief Executive Officer

On September 18, 2015, First Data Corporation (the Company) and Frank J. Bisignano, the Company’s Chairman and Chief Executive Officer, entered into a new employment agreement (the Employment Agreement). The Employment Agreement replaces Mr. Bisignano’s employment agreement with First Data Holdings Inc. and the Company, dated April 28, 2013 (the Prior Agreement).

The Employment Agreement provides for an initial term commencing on September 18, 2015 and ending on December 31, 2020. Beginning January 1, 2021, the term will be automatically extended for successive one-year periods thereafter unless one of the parties provides the other with written notice of non-renewal at least sixty days prior to the end of the applicable term.

The Employment Agreement has substantially similar terms as the Prior Agreement, the material terms of which are described on pages 177 and 182-183 of the Company’s Amendment No. 2 to Form S-1, filed with the SEC on September 11, 2015, which description is hereby incorporated by reference, except as follows: Mr. Bisignano will continue to be entitled to receive the same severance benefits upon certain terminations of his employment as the Prior Agreement; however, the Employment Agreement clarifies that the portion of any severance payments to which Mr. Bisginano is entitled in respect of annual incentive payments refers only to any annual incentive payments made to him in cash. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: September 24, 2015	By:	/s/ Stanley J. Andersen
Stanley J. Andersen Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement with Frank J. Bisignano, effective September 18, 2015